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                                                                       EXHIBIT 1

                                                                  EXECUTION COPY


                               EQUITY RESIDENTIAL
                    (a Maryland real estate investment trust)

               Depositary Shares Each Representing 1/10 of a 6.48%
      Series N Cumulative Redeemable Preferred Share of Beneficial Interest
       (Liquidation Preference Equivalent to $25.00 Per Depositary Share)

                                 TERMS AGREEMENT


                                                             Dated: May 20, 2003

To:      Equity Residential
         ERP Operating Limited Partnership
         Two North Riverside Plaza
         Chicago, Illinois  60606

Ladies and Gentlemen:

         We (the "Representatives") understand that Equity Residential ("EQR" or the "Company") proposes to issue and sell interests in 6.48% Series N Cumulative Redeemable Preferred Shares of Beneficial Interest ("Series N Preferred Shares") in the form of depositary shares (the "Depositary Shares") represented by depositary receipts (the "Depositary Receipts") (the Depositary Shares and Depositary Receipts collectively hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Standard Underwriting Provisions referred to below) set forth below opposite their respective names at the purchase price per Depositary Share set forth below.



                                                         NUMBER OF
                                                          INITIAL
                                                        UNDERWRITTEN
         UNDERWRITER                                     SECURITIES
         -----------                                    ------------
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated.......................     1,275,000
Citigroup Global Markets, Inc.......................     1,275,000
Morgan Stanley & Co. Incorporated...................     1,275,000
Wachovia Securities Inc.............................     1,275,000
Bear, Stearns & Co. Incorporated....................       180,000
McDonald Investments Inc............................       180,000
Prudential Securities Incorporated..................       180,000
Raymond James & Associates, Inc.....................       180,000
Wells Fargo Investments Services, LLC...............       180,000
                                                         ---------
         Total......................................     6,000,000
                                                         =========


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         The Underwritten Securities shall have the following terms:


TITLE OF SECURITIES:                           Depositary Shares, each representing 1/10 of a Series N Preferred Share.

NUMBER OF DEPOSITARY SHARES:                   6,000,000 (or 600,000 Series N Preferred Shares)

FRACTIONAL AMOUNT OF PREFERRED SHARES          1/10 of a Series N Preferred Share deposited with EquiServe Trust
REPRESENTED BY EACH DEPOSITARY SHARE:          Company, N.A., as Depositary, entitling the holder to all proportional rights and preferences of the Series N Preferred Shares (including distribution, voting, redemption and liquidation rights and preferences).

CURRENT RATINGS:                               Moody's: "Baa2"
                                               S&P: "BBB"
                                               Fitch: "BBB+"

DISTRIBUTION RATE:                             $1.62 per annum, (representing 6.48% of the public offering price per
                                               Depositary Share per year) payable quarterly on or about the 15th day of
                                               January, April, July and October of each year, commencing on October 15,
                                               2003.

PAR VALUE:                                     $.01 per Series N Preferred Share

LIQUIDATION PREFERENCE:                        $250.00 per Series N Preferred Share (equivalent to $25.00 per Depositary
                                               Share), plus accrued and unpaid distributions.

RANKING:                                       With respect to the payment of distributions and amounts upon liquidation, the
                                               Series N Preferred Shares will rank pari passu with any other preferred shares and will rank senior to the Common Shares and any other shares of beneficial interest of the Company ranking junior to the Series N Preferred Shares.

PUBLIC OFFERING PRICE PER DEPOSITARY SHARE:    $25.00, plus accumulated distributions, if any, from June 19, 2003.

UNDERWRITING DISCOUNT:                         $0.7875 (or 3.15% of the public offering price per Depositary Share)

PROCEEDS TO THE COMPANY:                       $24.2125 per Depositary Share

CONVERSION:                                    None

OPTIONAL REDEMPTION:                           EQR may not redeem the Series N Preferred Shares prior to June 19, 2008.
                                               On and after June 19, 2008, EQR may, at its option, redeem the Series N Preferred
                                               Shares represented by Depositary Shares, in whole or in part, by payment of $25.00 per Depositary Share, plus accrued and unpaid dividends to and including the date of redemption. Any partial redemption will be on a pro rata basis. Notwithstanding the foregoing, EQR may redeem Series N Preferred Shares at any time in certain circumstances relating to the maintenance of its ability to qualify as a REIT for
                                               Federal income tax purposes.



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
NUMBER OF OPTION SECURITIES, IF ANY, THAT      None.
MAY BE PURCHASED BY THE UNDERWRITERS:

VOTING RIGHTS:                                 If distributions on the Series N Preferred Shares are in arrears for six or more quarterly periods, holders of the Depositary Shares, voting separately as a class with all other series of preferred shares upon which like voting rights have been conferred and are exercisable, will be entitled to vote for the election of two additional Trustees to serve on the Board of Trustees of EQR until all distribution arrearages are eliminated.

CLOSING DATE AND LOCATION:                     June 19, 2003 at the offices of Piper Rudnick, 203 North LaSalle Street,
                                               Suite 1800, Chicago. IL 60601



         Solely for the purpose of this offering, the Standard Underwriting Provisions are modified as follows:

         A. The name of the Company is hereby amended from "Equity Residential Properties Trust" to "Equity Residential."

         B. The words "Rosenberg & Liebentritt" contained in Sections 5(b)(1), 5(b)(3) and 5(j)(2) are replaced by the words "Piper Rudnick LLP."

         C. The words "Hogan & Hartson L.L.P, counsel for the Underwriters and Maryland and special tax counsel to EQR" contained in Sections 5(b)(2) and 5(j)(3) are replaced by the words "Piper Rudnick LLP, tax counsel for EQR."

         D. The words "December 31, 1993" contained in Section 5(b)(2)(A) are replaced by the words "December 31, 1992."

         E. Section 9 is restated in its entirety as follows:

         "You may terminate the applicable Terms Agreement, by notice to EQR, at any time at or prior to the applicable Closing Time (i) if there has been, since the date of such Terms Agreement or since the respective dates as of which information is given in the Prospectus, any Material Adverse Change, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in your judgment, impracticable or inadvisable to market the Underwritten Securities or to enforce contracts for the sale of the Underwritten Securities, or (iii) if trading in any


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of the securities of EQR has been suspended or materially limited by the
Commission or any exchange or any over-the-counter market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or
(v) if a banking moratorium has been declared by Federal or New York authorities, or (vii) the rating assigned by any nationally recognized statistical rating organization to any Preferred Shares of EQR as of the date of the applicable Terms Agreement shall have been lowered since such date or if any such rating organization shall have publicly announced that it has placed any Preferred Shares of EQR on what is commonly termed a "watch list" for possible downgrading. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Underwritten Securities."

         F. Section 11 is restated in its entirety as follows:

         "All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to c/o Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 4 World Financial Center, New York, NY, 10080, attention of Shawn Cepada; notices to EQR and ERP shall be directed to them at Two North Riverside Plaza, Suite 400, Chicago, Illinois 60606, attention of General Counsel, with a copy to William C. Hermann, Esq., Piper Rudnick, 203 North LaSalle Street, Suite 1800, Chicago, IL 60601."

         All the provisions contained in the document attached as Annex A hereto entitled "Equity Residential Properties Trust (a Maryland real estate investment trust)--Common Shares of Beneficial Interest, Preferred Shares of Beneficial Interest and Depositary Shares--Standard Underwriting Provisions" (the "Standard Underwriting Provisions"), as amended by the amendments set forth above, are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Terms defined in such document are used herein as therein defined.


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         Please accept this offer no later than 4:00 p.m. (New York City time)
on May 20, 2003 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.



                                         Very truly yours,
                                         MERRILL LYNCH & CO.
                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED
                                         CITIGROUP GLOBAL MARKETS, INC.
                                         MORGAN STANLEY & CO. INCORPORATED
                                         WACHOVIA SECURITIES INC.

                                         For themselves and as Representatives
                                         of the several Underwriters named above


                                         By: /s/ SCOTT EISEN
                                             -----------------------------------
                                             Name:  Scott Eisen
                                             Title: Vice President


Accepted:

EQUITY RESIDENTIAL,
for itself and as the general partner of ERP Operating
Limited Partnership


    By: /s/ BRUCE C. STROHM
        -------------------------------------------
        Name:  Bruce C. Strohm
        Title: Executive Vice President and
               General Counsel